EURASIAN CAPITAL, LLC.

Eurasian Capital, LLC., a Delaware Limited Liability Company, whose address is

One World Trade Center. Suite 8500. New York, NY 10007, hereinafter referred to as "Eurasian Capital, LLC." or "Consultant"

SmartCard Marketing Systems, Inc., its agents, successors or assigns, hereinafter referred to as ("SCM"), OR "Client", whose address is:

20c Trolley Square, Wilmington, DE. 19806

Funding/Sponsorship

Whereas Consultant is in the business of providing Institutional Funding Services and Institutional Sponsorship Services and whereas "Client" desires to retain Consultant for the following purposes: to provide financial advisory services in connection with institutional investment for up to $7.5M for expansion capital. For and in consideration of mutual benefits, detriments, promises, and the cross consideration hereinafter set forth, the parties hereto, Eurasian Capital, LLC. and "Client" collectively "THE PARTIES", hereby covenant and agree as follows:

1. Services

Eurasian Capital, LLC. is hereby engaged to provide Institutional Funding Advisory services on a non-exclusive basis to Client, including serving as an investment banking liaison and acting as an institutional intermediary consultant which can be terminated at any time by the client for the express purpose of a targeted capital stack. Nothing herein precludes Client from working with other advisors or investment banking firms in connection with the same transaction.

Eurasian Capital, LLC. work product will lend itself to increase institutional investor awareness on behalf of the Client by publicizing the value proposition of the current raise, achievements and proforma of the Client. Through its cross-border repository, Eurasian Capital, LLC. will enlist the support and interest of buy-side financial institutions and qualified investors with an Investment Thesis aligned with "SCM" sector specific mandates/Fin-tech.

Eurasian Capital work product is Non-Exclusive. This Consulting Agreement terminates Aug. 29, 2021.

a. As a finder for "SCM", or its affiliates, Eurasian Capital covenants to comply with all applicable laws, rules and regulations of the United States and every other jurisdiction with authority to govern the conduct of "ECAP" business in order to be a valid and legal finder under the Agreement and in accordance with such law.

2. Compensation

"Client" hereby agrees to pay Eurasian Capital, LLC. for the services set forth in Paragraph 1, the following items:

a. A cash retainer fee of $2,500 (one-off) to be split/allocated of $1250 on 2.15.2021/$1250 on 2.28.2021 and 500,000 of script upon executing and a success fee of 7% of the amount of capital actually procured during the Term from investors who were **first** introduced to Client by Eurasian Capital, LLC.

L.S.

b. "Client" understands and acknowledges that Eurasian Capital, LLC. has/will have foregone significant opportunities to accept this engagement and "Client" derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with Eurasian Capital, LLC. Therefore, the success fee/retainer is non-refundable and non-apportionable. If "Client" decides to terminate this Agreement at any time for any reason whatsoever, it is agreed and understood that Eurasian Capital, LLC. will not be requested or demanded by "Client" to return any success fee/retainer, hereunder.

3. Termination of Agreement

a. Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary.

b. Upon the other party taking the benefit of any insolvency law.

c. Upon the other party having or applying for a receiver appointed for either party; and/or.

d. Mutual consent of the parties.

e. At any time "by written notice from "SCM".

4. Notices

All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given and shall be given upon the earlier of actual receipt or five (5) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and/or sent by the attorneys for THE PARTIES giving such notice and, in connection therewith, THE PARTIES and their respective counsel agree in giving such notice such counsel may communicate directly in writing with such party to the extent necessary to give such notice.

5. Attorney Fees

In the event either party is in default of the terms or conditions of this Consulting Agreement and legal action is initiated as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including reasonable attorney fees, expenses and court costs through trial, appeal and to final dispositions.

6. **Time is of the Essence**

Time is hereby expressly made of the essence of this Consulting Agreement with respect to the performance by THE PARTIES of their respective obligations hereunder.

7. **Inurement**

This Consulting Agreement shall inure to the benefit of and be binding upon THE PARTIES hereto and their respective heirs, executors, administrators, personal representatives, successors, and consultant shall not assign this agreement.

8. **Entire Agreement**

This Consulting Agreement contains the entire agreement of THE PARTIES. It is declared by THE PARTIES that there are no other oral or written agreements or understanding between them affecting this Agreement. This Agreement supersedes all previous agreements

9. **Publicity : Documents**

Eurasian Capital, LLC. agrees that it will not make any public statements about the engagement herein contemplated, or the fact that Client has engaged Eurasian Capital without the prior written consent of Client. Eurasian Capital, LLC. will not provide to any third party any information or work product regarding Client or its affiliates without the prior written approval thereof, by Client.

10.. **Amendments**

This Agreement may be modified or amended provided such modifications or amendments are mutually agreed upon and between THE PARTIES hereto and that said modifications or amendments are made only by an instrument in writing signed by THE PARTIES.

11. INDEMNIFICATION:

The Consultant hereby agrees to indemnify and hold the Client harmless from and against any loss, claim, damage or expense, and/or all costs of prosecution or defense of their rights hereunder, whether in judicial proceedings, including appellate proceedings, or whether out of court, including without limiting the generality of the foregoing, attorneys' fees, and all costs and expenses of litigation, arising from or growing out of any actions conducted by the consultant in connection with this agreement or other action conducted during the course of this agreement or as a result of this agreement. In no event shall the Client be liable for consequential, special, indirect, incidental, punitive, or exemplary loss, damage, cost or expense (including, without limitation, lost profits and opportunity costs) unless due to gross negligence on the part of the Client. The provision of this paragraph shall apply regardless of the form of action, loss, damage, claim, liability, cost, or expense, whether in contract, statute, tort (including without limitation, negligence), or otherwise. The provisions of this paragraph shall survive the completion or termination of this Agreement.

L.B.

12. Waivers

No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

13. Non-Waiver

The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require a full performance, hereunder.

14. Construction of Agreement

Each party has participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

15. Non-Circumvention Agreement

"Client" agrees, represents and warrants hereby that it shall **NOT** circumvent Eurasian Capital, LLC. with respect to any banking or lending institution, investment bank, trust, corporation, individual or investor specifically introduced first by Eurasian Capital, LLC. to "Client" for a period of twelve (12) months from the date of execution by THE PARTIES of this Agreement or the introduction to a specific financing source.

16. "The parties to this Agreement intend that an independent contractor relationship will be created by this Agreement. Neither this Agreement nor any agreement pursuant to which a transaction is consummated with a third party creates any partnership, joint venture, or any similar arrangement among the parties."

17. "Each party will have the right to review and comment on any public statement made by the other party with respect to a financing before its release. The parties agree to cooperate as to timing and content of any public statement concerning any transaction or related services by any party in order to comply with any requirements of relevant legal or regulatory authorities."

L.B.

18. "Each party agrees that it will, in the same manner as it protects its own confidential information, hold in trust and confidence, and not disclose any confidential information it receives from the other party. Each party shall have sole and exclusive ownership of all right, title, and interest in and to its own confidential information subject only to the rights expressly granted to the other party herein or rights that belong to a third party. Each party agrees that the other party's confidential information will not be used for any purpose other than in connection with the evaluation of a possible transaction or to meet the legal, regulatory, or internal control policy requirements of any of its compliance, legal, accounting, or other control functions. Each Party will restrict access to the other party's confidential information to such of its representatives, entities controlling, controlled by or under common control with the party ("Affiliates") and the representatives of such Affiliates, in each case whose access is reasonably necessary for the purposes described herein, and who has a legal or contractual duty of confidentiality to such party which is at least as restrictive as this Agreement."

19. Applicable Law

THIS AGREEMENT IS EXECUTED PURSUANT TO AND SHALL BE INTERPRETED AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF NEW YORK FOR WHICH THE COURTS IN NEW YORK SHALL HAVE JURISDICTION WITHOUT GIVING EFFECT TO THE CHOICE OR LAWS OR CONFLICT OF LAWS RULES THEREOF OR OF ANY STYLE. The parties agree that mediation shall be used as an initial forum for the good-faith attempt to settle and resolve any issues or disputes that may arise.

20. Counterparts

This Agreement may be executed in a number of identical counterparts. Each such counterpart is deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

21. Facsimile/Email

A facsimile or email copy of this Agreement is acceptable.

22. Acceptance of Agreement

Unless both parties have signed this Agreement within five (5) business days of the date listed above, this Agreement **WILL** be deemed automatically **Withdrawn and Terminated**. IN WITNESS WHEREOF, THE PARTIES have set forth their hands and seal in execution of this Consulting Agreement this 31 January 2021, by and between:

EURASIAN CAPITAL, LLC.

Eurasian Capital, LLC.

A Delaware Limited Liability Company

By:

Jeff Stone

Managing Partner.

Date: January 31, 2021

Smart Card Marketing Systems, Inc.

A Delaware Company

By:

Massimo Barone

CEO

Date: January 29, 2021

EURASIAN CAPITAL, LLC.

WIRE INSTRUCTIONS:

Please let this serve as detailed information for wire transfer payments to Eurasian Capital, LLC. EMANATING INSIDE OF THE U.S.:

EURASIAN CAPITAL, LLC.

BANK: JP MORGAN CHASE BANK

BANK BRANCH: 270 PARK AVE., NEW YORK, NY 10017

ABA/ROUTING #: 021000021

ACCOUNT #: 862318917

WIRE INSTRUCTIONS FOR WIRES EMANATING FROM COUNTRIES OUTSIDE OF THE U.S.

EURASIAN CAPITAL, LLC.

BANK: JP MORGAN CHASE BANK

BANK BRANCH: 270 PARK AVE., NEW YORK, NY 10017

SWIFT: CHASUS33

ACCOUNT #: 862318917

Note: For convenience purposes, Pay Pal is an option.

One World Trade Center, Suite 8500, New York, NY 10007
T: 212.220.7108 email: jeff@eurasiancapital.com